Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Financial Performance and Strategic Initiatives Highlight Quarter

PORTSMOUTH, N.H. – October 23, 2008 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the first quarter ended September 30, 2008.

Revenues for the first quarter were $35.5 million, an increase of 13%, or $4.1 million, from the first quarter of last year.  The growth in revenues included a 20% increase in subscription and transaction revenues over the first quarter of last year to $8.2 million in the quarter.

Gross margin for the first quarter was $19.5 million, an increase of $2.6 million from the first quarter of last year.  Net loss for the first quarter was $3.8 million, or net loss per share of $0.16.  During the first quarter, operating expenses of $23.7 million included amortization of intangible assets of $4.4 million and stock-based compensation expense of $2.2 million.  Excluding acquisition-related and stock compensation items, non-GAAP net income for the first quarter was $2.8 million, or non-GAAP net income per share of $0.12.

“Bottomline executed well in the first quarter, achieving our financial targets and at the same time advancing new initiatives and key strategic relationships which will drive future growth.  A prime example is the partnership with SWIFT, which serves as a recognition of our leading technology and global payments capabilities.  While the SWIFT relationship did not generate Q1 revenues, with a subscription and revenue share model it will be a source of future predictable revenues,” said Rob Eberle, President and CEO of Bottomline Technologies.  “The quarter’s financial results were highlighted by subscription and transaction revenues of $8.2 million for the quarter, which were up 20% year over year.  With our current pipeline, significant backlog and predictable model, we are confident in our continued ability to achieve financial targets and execute against our strategic plan.”

First Quarter Customer Highlights

•
Announced an agreement with SWIFT to serve as the principal technology partner on the development of Alliance Lite, a Web-based connectivity option offering SWIFT members direct, secure and low-cost access to its financial messaging network worldwide.  SWIFT is a member-owned cooperative that provides the communications platform, products and services to connect over 8,300 banking organizations, securities institutions and corporate customers in more than 208 countries.

•
Added significant new customers, including AmeriServ Trust and Financial Services, Avery Dennison Corporation, Bombardier Aeronautique, Constellation Brands, Lafarge North America, Western Refining Company L.P., and Kayaba, a division of Japan’s KYB Group, which selected Bottomline solutions to increase the security, efficiency, visibility and control of transactional processes.

•
Expanded existing deployments of Bottomline’s award-winning payments and document process automation solutions at Coty USA, Firestone Tube Company, Ghirardelli Chocolate, John Lewis Partnership, The NORDAM Group, Publicis, TD Ameritrade, Trust Industrial Bank and UK-based Norwich Union, an Aviva company.

•
Increased adoption of Bottomline’s global payments and cash management platform through new relationships and expanded implementations at large banks and financial institutions in North America, Europe and Asia-Pacific.

•
Continued momentum in the healthcare vertical with new orders for Bottomline’s medical forms automation solutions from Community Hospital Anderson, Emergency Consultants, MedStar Health, MetroSouth Medical Center, San Juan Health Services District, Our Lady of Lourdes Regional Medical Center and Wellmont Health System.

First Quarter Strategic Highlights

•
Introduced Legal eXchange™ Explorer, a sophisticated new tool that builds on the strengths of Legal eXchange, Bottomline’s Software as a Service solution, to enable users to conduct comparative, multi-level invoice review and law firm and matter trend analysis.

•	Expanded Bottomline’s global banking presence with the appointment of industry veteran and company executive, Chris Peck, to Managing Director of Banking for Europe, the Middle East and Africa.

•
Received a patent from the United States Patent and Trademark Office for technology related to automated, rules-based validation of inbound invoices, further strengthening Bottomline’s competitive differentiators for electronic invoice management.

•
Delivered MedEx® 2.0, a next-generation medical forms automation solution that allows healthcare providers of all sizes to accelerate the creation and delivery of documents and form sets, including those associated with admissions, patient consent, clinical compliance, payments and billing.

•
Hosted third annual Legal Spend Management Customer Advisory Board Conference in Boston, bringing together industry executives from some of the nation’s largest property & casualty insurers and Fortune 500 organizations.

•	Announced expanded support for the Microsoft® Dynamics portfolio of ERP systems with new capabilities for automating business-critical transactional processes within Microsoft Dynamics NAV.

Bottomline has presented supplemental non-GAAP financial measures and statements as part of this earnings release.  The non-GAAP financial measures and statements exclude certain items, specifically amortization of intangible assets, stock-based compensation and acquisition-related expenses.  The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures and statements internally to assess the ongoing performance of the company.  Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three month periods ended September 30, 2008 and 2007 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2008	2007
GAAP net loss	$(3,849)	$(801)
Amortization of intangible assets	4,436	2,647
Acquisition-related expenses	35	-
Stock compensation expense	2,210	1,927
Non-GAAP net income	$2,832	$3,773

About Bottomline Technologies
Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company's solutions are used to streamline, automate and manage processes and transactions involving global payments, invoice approval, purchase-to-pay, collections, cash management and document process automation. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Legal eXchange, MedEx and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2008 on file with the SEC. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:
Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2008	2007
Revenues:
Software licenses	$3,606	$3,365
Subscriptions and transactions	8,229	6,842
Service and maintenance	21,149	17,685
Equipment and supplies	2,522	3,470
Total revenues	35,506	31,362

Cost of revenues:
Software licenses	200	188
Subscriptions and transactions	4,117	3,971
Service and maintenance (1)	9,873	7,831
Equipment and supplies	1,854	2,524
Total cost of revenues	16,044	14,514
Gross profit	19,462	16,848

Operating expenses:
Sales and marketing (1)	8,638	7,519
Product development and engineering (1)	5,423	4,226
General and administrative (1)	5,172	4,459
Amortization of intangible assets	4,436	2,647
Total operating expenses	23,669	18,851
Loss from operations	(4,207)	(2,003)

Other income, net	148	897

Loss before benefit for income taxes	(4,059)	(1,106)
Benefit for income taxes	(210)	(305)
Net loss	$(3,849)	$(801)

Basic and diluted net loss per share	$(0.16)	$(0.03)

Shares used in computing basic and diluted net loss per share:	23,883	23,602

Non-GAAP (excludes amortization of intangible assets, acquisition-related expenses and stock compensation expense):(2)
Net income	$2,832	$3,773
Diluted net income per share (3)	$0.12	$0.16

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$260	$232
Sales and marketing	696	612
Product development and engineering	202	183
General and administrative	1,052	900
	$2,210	$1,927

(2) Non-GAAP presentation excludes charges for amortization of intangible assets of $4,436 and $2,647, acquisition-related expenses of $35 and zero, and stock compensation expense of $2,210 and $1,927, for the three months ended September 30, 2008 and 2007, respectively.
(3) Shares used in computing non-GAAP diluted net income per share were 24,300 and 24,150 for the three months ended September 30, 2008 and 2007, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	June 30,
	2008	2008

Assets
Current assets:
Cash, cash equivalents and short-term investments	$30,375	$35,373
Accounts receivable	30,026	28,747
Other current assets	5,276	6,157
Total current assets	65,677	70,277

Property and equipment, net	11,396	11,840
Intangible assets, net	105,290	115,414
Other assets	2,284	1,235

Total assets	$184,647	$198,766

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,628	$8,856
Accrued expenses	10,268	10,997
Deferred revenue	28,954	30,621
Total current liabilities	45,850	50,474

Deferred revenue, non-current	5,917	3,856
Deferred income taxes	3,109	4,179
Other liabilities	1,775	1,992
Total liabilities	56,651	60,501

Stockholders' equity
Common stock	26	26
Additional paid-in-capital	280,233	277,660
Accumulated other comprehensive (loss) income	(259)	7,766
Treasury stock	(23,163)	(22,195)
Accumulated deficit	(128,841)	(124,992)
Total stockholders' equity	127,996	138,265

Total liabilities and stockholders' equity	$184,647	$198,766

Non-GAAP Financial Statements

Bottomline has presented supplemental non-GAAP statements of operations as part of this earnings release. The non-GAAP statements of operations exclude certain items, specifically amortization of intangible assets, stock-based compensation and acquisition-related expenses.  The presentation of this information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP statements of operations are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial statements internally to assess the ongoing performance of the company. Since this information is not in accordance with GAAP, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.  All amounts are in thousands, except per share amounts.

	Non-GAAP
	Three Months Ended
	September 30,
	2008	2007
Revenues:
Software licenses	$3,606	$3,365
Subscriptions and transactions	8,229	6,842
Service and maintenance	21,149	17,685
Equipment and supplies	2,522	3,470
Total revenues	35,506	31,362

Cost of revenues:
Software licenses	200	188
Subscriptions and transactions	4,117	3,971
Service and maintenance	9,612	7,599
Equipment and supplies	1,854	2,524
Total cost of revenues	15,783	14,282

Gross profit	19,723	17,080

Operating expenses:
Sales and marketing	7,942	6,907
Product development and engineering	5,221	4,043
General and administrative	4,086	3,559
Total operating expenses	17,249	14,509

Non-GAAP income from operations	2,474	2,571

Other income, net	148	897

Non-GAAP income before benefit for income taxes	2,622	3,468
Benefit for income taxes	(210)	(305)

Non-GAAP net income	$2,832	$3,773

Diluted non-GAAP net income per share	$0.12	$0.16